Exhibit 21.1

SAKS INCORPORATED

Subsidiaries As Of April 1, 2006

Name of Subsidiary	Jurisdiction Of Formation	Tradenames
Cafe SFA - Minneapolis, Inc.	California	Saks Saks Fifth Avenue
Club Libby Lu, Inc.	Illinois	Club Libby Lu
CPSIS, Inc.	Illinois
Fifth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue
Jackson Leasing, LLC	Mississippi
Jackson Office Properties, Inc.	Delaware
Merchandise Credit, LLC	Virginia
New York City Saks, LLC	New York	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet
Parisian Stores, Inc.	Alabama	Parisian
Saks & Company	New York	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet
Saks Direct, Inc.	New York	Saks Saks Fifth Avenue Saks.com Saksfifthavenue.com
Saks Fifth Avenue Distribution Company	Delaware	Saks Saks Fifth Avenue
Saks Fifth Avenue Food Corporation	California	Saks Saks Fifth Avenue
Saks Fifth Avenue of Texas, Inc.	Delaware
Saks Fifth Avenue Texas, L.P.	Delaware	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet
Saks Fifth Avenue, Inc.	Massachusetts	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet
Saks Holdings, Inc.	Delaware
Saks Wholesalers, Inc.	Alabama	Parisian
SCCA Store Holdings, Inc.	Delaware
SCCA, LLC	Virginia	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet
SCIL Store Holdings, Inc.	Delaware

Name of Subsidiary	Jurisdiction Of Formation	Tradenames
SCIL, LLC	Virginia	Saks Saks Fifth Avenue Off 5th Saks Fifth Avenue Outlet
Second Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue
SFA Holdings, Inc.	Delaware
SFA Realty, Inc.	Delaware
SFAILA, LLC	Virginia	Saks Saks Fifth Avenue
Sixth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue
Tex SFA, Inc.	New York
The Restaurant at Saks Fifth Avenue Corporation	New York	Saks Saks Fifth Avenue